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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

INTUIT COMPLETES SALE OF QUICKENINSURANCE BUSINESS TO INSWEB

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Jan. 25, 2001--Intuit Inc. (NASDAQ:INTU
- news), a leading provider of financial management solutions to small businesses and consumers, today announced it has completed the sale of selected assets of its QuickenInsurance(SM) business to InsWeb Corp.(NASDAQ:INSW - news).

Intuit has received a 16.6 percent equity stake in InsWeb, valued at approximately $11.4 million, based on the closing price of InsWeb's stock yesterday. Intuit and InsWeb also signed a separate agreement that makes InsWeb the exclusive consumer insurance aggregator for Intuit's Quicken.com(R) and QuickenInsurance Web sites and certain consumer desktop products. In exchange, Intuit will share in associated revenues, which are subject to certain minimums. Intuit and InsWeb announced they had reached agreement for these transactions on Nov. 27, 2000.

As publicly stated earlier, Intuit expects no material impact from this transaction on its fiscal year 2001 revenue. Intuit expects this transaction will generate an improvement in pro forma operating income between $3 million and $5 million, distributed approximately evenly between Intuit's third and fourth fiscal quarter results. Intuit expects costs associated with the transaction to be approximately $10 million. These one-time costs will not be reflected in Intuit's pro forma operating results.

"We think these agreements are a win for both Intuit and InsWeb - and we think Intuit's customers will benefit with InsWeb's solutions," said Steve Bennett, Intuit's president and chief executive officer, who is expected to be appointed to the InsWeb Board of Directors. In connection with the receipt of its equity stake in InsWeb, Intuit has agreed to certain conditions, including restrictions reselling such shares for a period of at least 18 months, voting the shares and acquiring additional shares.

About Intuit Inc.

Intuit Inc. (NASDAQ:INTU - news) is the leader in e-finance, including financial software and Web-based financial services for consumers and small businesses. Intuit develops and markets QuickBooks, the most popular small business accounting software; Quicken, the leading personal finance software; and Quicken TurboTax, the best-selling tax preparation software. An innovator in delivering Web-based financial tools, Intuit is the leading provider of online tax preparation and filing and online mortgages. Intuit is also breaking new ground as a leader in online bill presentment and payment, and in the delivery of its QuickBooks Internet Gateway platform of connected e-services for small businesses.
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Intuit's Quicken.com Web site (www.quicken.com) is a leading financial site, offering a comprehensive set of financial news, information and tools, including insurance, mortgage, investment and tax preparation services. Intuit's products and services enable individuals, small businesses and financial professionals to better manage their financial lives and businesses.

This press release includes "forward-looking" statements about future financial results and other events that have not yet occurred, including but not limited to statements relating to the expected impact of the transaction on Intuit's future financial results. For example, statements in the future tense, and statements such as we "expect" or we "believe," are forward-looking statements. Investors should be aware that actual results may differ materially from Intuit's expressed expectations because of risks and uncertainties about the future. Intuit will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect future results and performance include the following. The cessation by Intuit and its subsidiary of the online operations of its QuickenInsurance business may not result in the planned cost savings, and further may result in expenses that are beyond those expected by Intuit, thereby adversely affecting the planned improvement in Intuit's financial performance. The lack of liquidity of Intuit's investment may adversely affect its value. The aggregation services and support associated with the online consumer insurance promoted on Intuit's Quicken.com and QuickenInsurance.com consumer channels will be provided by a third party (InsWeb), and thus the performance of such services and support, as well as the payment to Intuit of its share of associated revenues (including agreed upon minimum amounts) is beyond the control of Intuit. Additional information about factors that could affect future results and events is included in Intuit's fiscal 2000 Form 10-K and subsequent reports filed by Intuit with the Securities and Exchange Commission.

Contact:

     Intuit Inc.
     Linda Fellows, 650/944-5436 (Investors)
     linda_fellows@intuit.com
     or
     Michael Runzler, 650/944-6962 (Media)
     michael_runzler@intuit.com
     or
     Ketchum for Intuit
     Holly Anderson, 615/377-6902 (Media)
     holly.anderson@ketchum.com